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                                                                     EXHIBIT 5.1


                                February 3, 1997




INTERLINQ Software Corporation
11255 Kirkland Way
Kirkland, WA  98033

         RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 140,000 shares of Common Stock, $.01 par value per share (the "Shares"), which are to be issued pursuant to the INTERLINQ Software Corporation Stock Option Plan for Non-Employee Directors (as amended through January 19, 1996) (the "Plan").

         We have examined the Registration Statement and such other documents and records of INTERLINQ Software Corporation as we have deemed relevant and necessary for the purposes of this opinion. In giving this opinion we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, we are of the opinion that the Shares that will be issued pursuant to the Plan, upon the due execution by INTERLINQ Software Corporation and the registration by its registrar of the Shares and the issuance thereof by INTERLINQ Software Corporation in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,


                                                     PERKINS COIE